EXHIBIT 21.02

Subsidiaries of Levitz Furniture Corporation:

                                                                JURISDICTION OF
NAME                                                             INCORPORATION
----                                                            ---------------
Levitz Furniture Company
of the Midwest, Inc.                                                Colorado

Levitz Furniture Company
of the Pacific, Inc.                                                California

Levitz Furniture Company
of Washington, Inc.                                                 Washington

John M. Smyth Company                                                Illinois

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